UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2025

Century Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40498	84-2040295
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 North 38th Street, 11th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 817-5790

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.0001 per share	IPSC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 26, 2025, Century Therapeutics, Inc. (the “Company”) received a notification letter (the “Bid Price Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 31 consecutive business days, the closing bid price for the Company’s common stock has been below the minimum $1.00 per share required for continued listing on The Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1) (“Rule 5450(a)(1)”). The Bid Price Letter is a notice of deficiency, not delisting, and does not currently affect the listing or trading of the Company’s shares of common stock on The Nasdaq Global Select Market.

The Company has 180 days, or until August 25, 2025, to comply with Rule 5450(a)(1) by maintaining a closing bid price of at least $1.00 per share for at least 10 consecutive business days, and the Company must otherwise satisfy the Nasdaq Global Select Market’s requirements for listing. If the Company has not been deemed in compliance prior to the expiration of the 180 day period, the Company may transfer to the Nasdaq Capital Market, provided that it meets the applicable market value of publicly held shares requirement for continued listing and all other applicable requirements for initial listing on the Nasdaq Capital Market (except for the bid price requirement) based on the Company’s most recent public filings and market information and notifies Nasdaq of its intent to cure this deficiency. Following a transfer to the Nasdaq Capital Market, the Company would be afforded the remainder of the applicable compliance period set forth in Nasdaq Listing Rule 5810(c)(3)(A)(ii) which provides an additional 180 days’ compliance period, unless it does not appear to Nasdaq that it is possible for the Company to cure the deficiency.

The Company intends to monitor closely the closing bid price of its common stock and to consider plans for regaining compliance with Rule 5450(a)(1). While the Company plans to review all available options, there can be no assurance that it will be able to regain compliance with Rule 5450(a)(1) during the 180 day compliance period, any subsequent extension period, or at all.

Forward-Looking Statements

In addition to historical information, this Report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. Such forward-looking statements include statements regarding the Company’s intent or ability to regain compliance with Rule 5450(a)(1) and other statements that are not statements of historical fact. In some cases these statements may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek,” and similar terms or phrases. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements are more fully discussed in the Company’s periodic filings with the Securities and Exchange Commission. Any forward-looking statement made in this Form 8-K speaks only as of the date hereof. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY THERAPEUTICS, INC.

By:	/s/ Brent Pfeiffenberger, Pharm.D.
Name:	Brent Pfeiffenberger, Pharm.D.
Title:	President and Chief Executive Officer

Date: February 28, 2025